GROUP 1 SOFTWARE, INC.

4200 Parliament Place
Suite 600
Lanham, Maryland 20706-1844

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held September 25, 2001

To the Stockholders of Group 1 Software, Inc.:

     You are cordially invited to attend the Annual Meeting of stockholders of Group 1 Software, Inc. (the “Company”) to be held on September 25, 2001 at 10:30 AM at Prudential Securities, One Liberty Plaza, New York, New York 10292 (the “Annual Meeting”), for the following purposes:

     (1) To elect three (3) directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors;

     (2) To consider and act upon a proposal to amend the Company’s 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan to increase by 300,000 shares the number of shares subject to stock options which may be granted under the Plan; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on July 27, 2001 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting.

     We hope that you will be able to attend the Annual Meeting in person.

     TO ASSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, WE URGE YOU TO VOTE PROMPTLY. TO DO SO BY MAIL, PLEASE FILL IN, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. TO DO SO BY TELEPHONE OR VIA THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS SET OUT ON THE ENCLOSED PROXY.

     PLEASE VOTE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED. YOU CAN CHANGE YOUR VOTE BY EXECUTING A LATER-DATED PROXY; YOU CAN CHANGE YOUR VOTE OVER THE TELEPHONE OR THE INTERNET. YOU CAN CHANGE YOUR VOTE BY FILING AN INSTRUMENT OF REVOCATION WITH THE INSPECTOR OF ELECTIONS IN CARE OF GROUP 1‘S SECRETARY AT THE ABOVE ADDRESS. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU CAN WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

Lanham, Maryland	By Order of the Board of Directors
August 7, 2001
Edward Weiss Secretary

Group 1 Software, Inc.

4200 Parliament Place
Suite 600
Lanham, Maryland 20706-1860
301/918-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2001

     This Proxy Statement and the enclosed form of proxy are furnished to stockholders of Group 1 Software, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of its common stock, $.50 par value (the “Common Stock”) and 6% convertible preferred stock (the “6% Preferred Stock”), (the Common Stock and 6% Preferred Stock, collectively constitute the “Voting Securities”), for use at the annual meeting of stockholders to be held on September 25, 2001 (the “Annual Meeting”), and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to stockholders is August 14, 2001.

     If the enclosed proxy is properly signed and returned, and if the stockholder specifies a choice on the proxy, the shares of the Voting Securities represented by the proxy will be voted (or withheld from voting) in accordance with the stockholder’s choice. If the proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of the Board’s nominees for directors listed below and FOR each of Proposals 2 and 3. Instructions regarding voting by telephone will be provided as part of the telephone call. Instructions regarding voting on the Internet will be provided as part of the Internet session.

     The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

     Any proxy may be revoked by the stockholder giving such proxy, at any time prior to its being voted, by filing with the Secretary of the Company, at its address set forth above, a notice of revocation or a duly executed proxy bearing a later date or by notification by telephone or on the Internet. Any proxy may also be revoked by the stockholder’s attendance at the Annual Meeting and voting in person. A written notice of revocation need not be on any specific form.

     The Company has fixed the close of business on July 27, 2001, as the record date (the “Record Date”) for the determination of the stockholders of the Voting Securities of the Company entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding 6,236,646 shares of Common Stock and 47,500 shares of 6% Preferred Stock. Holders of Common Stock and 6% Preferred Stock will be entitled to one vote per share on each matter submitted to the Annual Meeting. No other voting securities of the Company are outstanding.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Voting Securities entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     There are no rights of appraisal or similar rights of dissenters applicable to the matters described in this Proxy Statement to be voted upon at the Annual Meeting.

FINANCIAL INFORMATION

     A copy of the Company’s Annual Report to Stockholders for the fiscal year ended March 31, 2001 accompanies this Proxy Statement and is incorporated in this Proxy Statement by reference.

BENEFICIAL OWNERSHIP

     The following table sets forth certain information as of June 25, 2001, as to all persons who, to the knowledge of the Company, were beneficial owners of five percent or more of the Common Stock or the 6% Preferred Stock, and all directors and officers of the Company as a group.

Name and Address of Beneficial Owner Number of Persons in Group	Number of Shares of Common Stock (Percent of Class)	Number of Shares of 6% Preferred Stock (Percent of Class)

Prudential Securities	1,276,520	*
One Liberty Plaza	(17.8%)
New York, NY 10292

Robert S. Bowen	501,798(1)	5,937
4200 Parliament Place	(7.8%)	(12.5%)
Suite 600
Lanham, MD 20706

John Spohler	410,400(2)	11,875
One Liberty Plaza	(6.6%)	(25%)
New York, NY 10292

Dimensional Funds Advisors, Inc.
1299 Ocean Avenue	358,792	*
11th Floor	(5.0%)
Santa Monica, CA 90401-1038

Milton Kaplan
1920 Ocean Avenue	*	11,875
Brooklyn, NY 11230		(25%)

Leonard J. Smith	*	11,875
451 Ives Dairy Road, #A202		(25%)
North Miami Beach, FL 33179

All directors and officers as a group	1,389,793(3)	5,937
(21 persons)	(19.4%)	(12.5%)

*	Less than 5%

(1)	Including Common Stock purchase options for 210,500 shares exercisable within 60 days of the Record Date.

(2)	Includes Common Stock purchase options for 13,125 shares exercisable within 60 days of the Record Date and 396,750 shares owed by trusts over which he has voting/investment powers.

(3)	Includes Common Stock purchase options for 923,975 shares exercisable within 60 days of the Record Date.

3

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company, all directors, officers and beneficial owners of more than ten percent of any class of stock have filed Forms 3, Forms 4 and Forms 5, on a timely basis, as required in the fiscal year ended March 31, 2001.

PROPOSAL ONE

Election of Directors

     Stockholders are being asked to elect three members to the Company’s Board of Directors. The three members who are so elected and the remaining six directors whose terms continue after the Annual Meeting will constitute the Board of Directors of the Company.

     Pursuant to the terms of the Company’s Certificate of Incorporation, the directors of the Company are divided into three classes, and one class is elected at each annual meeting of stockholders and serves for a term ending on the third annual meeting of stockholders following their election and after their respective successors have been elected and qualified. One effect of this arrangement can be to deter efforts to gain control of the Company by changing the composition of the Company’s Board of Directors. Under the Company’s Bylaws, the election of directors is determined by a vote of a majority of the shares present in person or represented by proxy and voting on the matter. And, under applicable Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes on proposals to elect directors will effectively be treated as shares that are not present and voting for that matter.

     The Board has nominated Messrs. James V. Manning, Richard H. Eisenberg and Bruce J. Spohler for election at the Annual Meeting, to serve until the third annual meeting of stockholders of the Company following their election and their successors have been elected and qualified. Unless otherwise directed, the persons named as proxies in the proxy enclosed herewith will vote the shares represented by such proxy for the election of such nominees as directors. If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by the Company, unless a contrary instruction is given on the proxy. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

     The following table sets forth certain information at the Record Date concerning the directors and their ownership of the Voting Securities.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class I Directors (whose terms will expire at the third annual meeting of stockholders following the Annual Meeting, and the election and qualification of their successors)

Name of Director of the Company (Age)	Director Since	Principal Occupation, Business Experience and Directorships	Number of Shares of Voting Securities and Percent of Class (at Record Date)

James V. Manning	1992	Chief Executive Officer of Medical Manager, Inc.	57,500(1)
(54)		(and its predecessor) from September, 1995 to	*
		1998. Prior to that, he was Senior Executive
		Vice President - Finance and Administration and a
		director of Medco Containment Services, Inc. for
		more than five years. Director of WebMD
		Corporation (and its predecessors, Medical
		Manager, Inc. and Synetic, Inc.) since May, 1989.

4

Name of Director of the Company (Age)	Director Since	Principal Occupation, Business Experience and Directorships	Number of Shares of Voting Securities and Percent of Class (at Record Date)

Richard H. Eisenberg	1994	President of GNBC, Inc. since April, 2001. Prior	41,500(2)
(63)		to that, he was President of Great Northern	*
		Brokerage Corporation for more than five years. From
		1992 to 1995, he served as Senior Vice President of
		Kaye Insurance, L.P.

Bruce J. Spohler	1997	Co-Head, and previously, other executive management	119,910(3)
(41)		positions at Leveraged Finance, CIBC Oppenheimer	1.9%
		World Markets for more than five years.

MEMBERS OF THE BOARD CONTINUING IN OFFICE

Class II Directors (whose terms will expire at the next annual meeting of stockholders following the Annual Meeting, and the election and qualification of their successors)

Robert S. Bowen	1983	Vice Chairman of the Company since September,	501,798(4)
(63)		1998 and Chief Executive Officer and a Director	7.8%
		of the Company for more than five years.

Alan P. Slater	2001	Director and President of the DOC1 Division and	49,323(5)
(45)		prior to that Executive Vice President of the	*
		Company for more than five years.

Thomas S. Buchsbaum	1989	Since March 1997, Vice President of Defense	72,325(6)
(51)		and Intelligence Systems, and prior to that Vice	1.2%
		President of either Federal Systems or Education
		Sales and Marketing, Dell Computer Corporation.
		Also serves as a director of Dick Blick Company.

Class III Directors (whose terms will expire at the second annual meeting of stockholders following the Annual Meeting, and the election and qualification of their successors)

James P. Marden	1992	Senior Executive Vice President, Corporate	49,000(7)
(48)		Development, Medical Logistics, Inc., from October,	*
		1998 to 2001. From April, 1997 to October, 1998,
		private investor; from 1994 to
		May, 1997, Chairman of the Entertainment
		Connection; and from 1991 to 1994, Vice President –
		Acquisitions, of Medco Containment Services, Inc.
		and Vice President – Acquisitions, of Synetic, Inc.

Charles A. Mele	1992	Executive Vice President – General Counsel and	106,075(8)
(45)		a director of Medical Manager, Inc. (and its	1.7%
		predecessors) for more than five years. For more
		than five years, up through July, 1994, Executive
		Vice President and General Counsel
		or Co-General Counsel of Medco Containment
		Services, Inc.

5

Name of Director of the Company (Age)	Director Since	Principal Occupation, Business Experience and Directorships	Number of Shares of Voting Securities and Percent of Class (at Record Date)

Charles J. Sindelar	1992	Vice President of Motorola, Inc. since August	49,980(9)
(64)		2000. Prior to that, he served as Senior Vice	*
		President, Business Development and General
		Manager of Digital Video Group ZNS of Zenith
		Electronics Corporation from August 1999 to August
		2000, and Vice President and General
		Manager-Digital Video/Network Systems Division of
		Zenith Electronics Corporation from January 1996
		to August 1999.

*	Less than 1%

(1)	Includes options to purchase 56,500 shares of Common Stock exercisable within 60 days of the Record Date.

(2)	Includes options to purchase 40,500 shares of Common Stock exercisable within 60 days of the Record Date.

(3)	Includes warrants to purchase 17,500 shares of Common Stock exercisable within 60 days of the Record Date.

(4)	Includes options to purchase 210,500 shares of Common Stock exercisable within 60 days of the Record Date.

(5)	Includes options to purchase 49,323 shares of Common Stock exercisable within 60 days of the Record Date.

(6)	Includes options to purchase 17,125 shares of Common Stock exercisable within 60 days of the Record Date.

(7)	Includes options to purchase 48,000 shares of Common Stock exercisable within 60 days of the Record Date.

(8)	Includes options to purchase 104,156 shares of Common Stock exercisable within 60 days of the Record Date.

(9)	Includes options to purchase 47,500 shares of Common Stock exercisable within 60 days of the Record Date.

     Mr. Ronald F. Friedman resigned as a Director of the Company in June, 2001.

     The business address of Messrs. Manning and Mele is River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361. Mr. Marden’s business address is 1125 Park Avenue, #15C, New York, New York 10128. Mr. Eisenberg’s business address is 48 West 25th Street, 12th Floor, New York, New York 10010. Mr. Sindelar’s business address is 5100 River Road, Schiller Park, Illinois 60176. Mr. Spohler’s address is 425 Lexington Avenue, 3rd Floor, New York, New York 10017. Mr. Buchsbaum’s address is 1 Dell Way, RR8 MS8729, Round Rock, Texas 78682. The business address of Messrs. Bowen and Slater is 4200 Parliament Place, Suite 600, Lanham, Maryland 20706.

Family Relationships

     There are no family relationships between any director or executive officer of the Company.

Compensation of Directors

     No cash payments have been made to Directors for attendance at meetings of the Board or any committee thereof since April, 1985. In September, 1995, the stockholders approved the 1995 Non-Employee Directors’ Stock Option Plan (the “1995 Directors’ Plan”), which provided for the annual, automatic grant of options to non-employee Directors. During the year ended March 31, 2001, Messrs. Manning, Buchsbaum, Eisenberg, Marden, Mele and Sindelar were each granted options under the 1995 Directors’ Plan to purchase 5,000 shares of Common Stock. As compensation for his service as a Director, Mr. Spohler would have been granted options under the 1995 Directors’ Plan. However, as an employee of CIBC Oppenheimer Corp., he is required to transfer to CIBC Oppenheimer compensation such as these options to purchase Common Stock. But options under the 1995 Directors’ Plan may only be issued to persons then serving as directors and may not be transferred to persons who are not directors. In lieu of Director options, the Company has issued transferable warrants to Mr. Spohler on terms substantially similar to the terms of the options that would otherwise have been issued to Mr. Spohler under the 1995 Directors’ Plan.

COMMITTEE MEETINGS AND COMMITTEE REPORTS

     The Bylaws of the Company provide for the Board to appoint an Audit Committee and a Compensation Committee. During the fiscal year ended March 31, 2001, the Board of Directors of the Company held 6 meetings, the Compensation Committee held 3 meetings and the Audit Committee held 5 meetings. During fiscal year 2001, no director other than Mr. Mele attended less than 75% of all meetings of the Board, and no director attended less than 75% of the committees on which such director served.

Report of the Audit Committee

     The Audit Committee is composed of three independent Directors and operates under a written charter adopted by the Board of Directors in June, 2000. A copy of the Audit Committee Charter is attached as Annex A to this Proxy Statement. Each member of the Audit Committee is, in the business judgment of the Board of Directors, “independent” and meets the requirements imposed by the applicable NASD Rule.

     The functions of the Audit Committee include reviewing the Company’s financial reporting process and internal control system, reviewing the quarterly and annual financial statements of the Company, reviewing the audit efforts of the Company’s internal finance department and independent auditors, reviewing all related party transactions, and recommending the selection of the independent auditors to the Board of Directors.

     In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process and internal controls. The Company’s independent auditors, PricewaterhouseCoopers LLP (“PWC”), are responsible for auditing the Company’s periodic financial statements in accordance with generally accepted auditing standards and expressing any opinion as to each statement’s conformity with generally accepted accounting principles. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

     In connection with its responsibilities, the Audit Committee has:

•	reviewed and discussed with management and PWC, the audited financial statements for the year ended March 31, 2001 and each interim quarter of that year;

•	reviewed internal control systems with PWC and management;

•	discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees);

•	received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (independence discussion with Audit Committees); and

•	discussed with PWC its independence from the Company and its management.

     In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

James V. Manning
James P. Marden
Charles J. Sindelar

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee’s functions include establishing principles for setting executive compensation and reviewing management proposals pertaining to executive compensation, profit sharing and stock options. During the past several fiscal years, the Committee has granted options to employees under and in accordance with the Company’s 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan (the “1995 Incentive Option Plan”). Grants of stock options to executive officers are reviewed periodically. None of the members of the Compensation Committee has ever been an employee of the Company.

     The Company has established an executive compensation program based on the following on-going principles and objectives: (i) provide compensation opportunities that will help attract, motivate and retain highly qualified managers and executives, (ii) link executive’s total compensation to Company performance and the individual performance of the executive and (iii) provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives linked to increases in shareholder value. To effectuate these principles and objectives, compensation for each of the executives of the Company consists of base salary compensation, annual incentive compensation (based in most cases on profit performance measured against internal profit targets) and stock option grants. The compensation programs for executive officers were reviewed by the Compensation Committee for the most recent fiscal year. The Compensation Committee and Mr. Bowen entered into an Amended and Restated Employment Agreement dated as of July 17, 2000. (See “– Employment Agreement – Robert S. Bowen”.)

James V. Manning
Thomas S. Buchsbaum
James P. Marden
Charles A. Mele

EXECUTIVE OFFICERS AND COMPENSATION

     The Executive Officers of the Company are Robert S. Bowen, Alan P. Slater, Andrew W. Naden, Mark D. Funston, Stephen R. Bebee, Kenneth T. Chow, Ronald F. Friedman, Edward Weiss, B. Scott Miller, Victor O. Forman, Elizabeth M. Walter, Jeffrey M. Deming, John C. Renehan and John G. Walsh.

     The business experience during at least the past five years for Messrs. Bowen and Slater are set forth under “- Members of the Board Continuing In Office.” Mr. Bebee, 47 has served in executive positions with the Company for more than the past five years. Mr. Naden, 43, has been Executive Vice President since June, 2001. Prior to that, he served as Chief Executive Officer of Overturf Productivity Management, as Co-Operations Officer and Director of Solutions for the Insight Division of Software AG, and as an operating officer for Maryland Public Television in the Public Broadcasting Service (PBS). Mr. Funston, 41, has served as the Company’s Chief Financial Officer since September, 1996. Prior to that, Mr. Funston was Divisional Chief Financial Officer for Comsat RSI, a division of COMSAT, Inc. Mr. Chow, 41, has been Vice President of Business Development and E-Commerce for the Company since January, 2001. Prior to that, Mr. Chow served as Vice President, Business Development and prior to that Executive Director of Marketing for the Company since joining it in October, 1999. Prior to joining the Company, Mr. Chow was Vice President of Marketing for Network Alchemy, Inc. from 1998 to 1999. Prior to that, he had assumed progressively more responsible positions in sales management, marketing and business development for One Touch Systems, Inc. from 1995 to 1998. In June, 2001, Mr. Friedman announced his retirement as an employee of the Company, effective in 2002. Until then, he will serve as Special Assistant to the Company’s Chief Executive Officer. Prior to June, 2001, Mr. Friedman had been a Director of the Company for more than five years and President of the Company since September, 1998. Mr. Weiss, 50, has been General Counsel and Secretary of the Company for more than the past five years. Mr. Miller, 59, has served as Chief Information Officer and prior to that in executive technology positions in the Company for more than the past five years. Mr. Forman, 56, has served as Vice President, Domestic and International Postal Affairs and Data Quality, of the Company for more than the past five years.

     Ms. Walter, 36, has been Vice President of Sales, DOC1 Division, since June, 1998. Prior to that, she served in sales – management and sales representative positions since joining the Company in 1990. Mr. Deming, 37, has been Vice President of Operations, DOC1 Division, since 1998. Prior to that, he served in other operational- and technical support- managerial positions since joining the Company in 1996. Mr. Renehan, 38, has been Vice President, Finance, of the Company since January, 2001. Prior to that he was Controller of the Company starting in June, 1996, and prior to that he served as Financial Analyst for the Company starting in 1995. Mr. Walsh, 54, has been a Vice President of either Product Management or Sales since 1997. Prior to that and since he joined the Company in 1985, he has served in various sales- and operations- management positions.

Summary Compensation Table

	Annual Compensation				Long-term Compensation Awards

Name and Principal Position	Year	Salary	Bonus		Stock Options		All other Compensation(1)

Robert S. Bowen	2001	$383,203	$ 800,000	(2)	250,000		$ 24,343
CEO; Director	2000	$369,638	$1,061,960	(2)	—		$ 20,073
	1999	$352,698	$ 519,300	(2)	268,124	(3)	$349,875	(4)

Ronald F. Friedman	2001	$200,000	$ 181,447		—		$ 18,263
Special Assistant	2000	$199,495	$ 225,161		45,000		$ 13,452
to the CEO	1999	$184,810	$ 393,155		65,624	(3)	$ 13,517

Elizabeth M. Walter	2001	$133,942	$ 264,932		6,500		$ 11,625
Vice President – Sales	2000	$ 98,654	$ 296,556		—		$ 9,573
DOC1	1999	$ 92,423	$ 266,254		15,000		$ 9,378

Alan P. Slater	2001	$200,000	$ 95,894		10,000		$ 17,507
President – DOC1	2000	$186,425	$ 164,024		30,000		$ 17,331
Director	1999	$177,826	$ 146,981		23,925	(3)	$ 17,442

John G. Walsh	2001	$150,000	$ 129,858		4,000		$ 28,734
Vice President;	2000	$140,192	$ 55,895		—		$ 10,358
Product Management	1999	$134,865	$ 69,417		6,000		$ 9,659

(1)	Includes Company contributions to Defined Contribution Savings Plan (401(k)), auto allowance and group term life insurance benefits.

(2)	Mr. Bowen elected to defer $280,000, $371,686 and $173,100 of bonus compensation in 2001, 2000 and 1999, respectively, in accordance with the Company’s deferred compensation plan.

(3)	Includes options converted as part of the merger of COMNET and Group 1 in September, 1998, and granted to Messrs. Bowen (43,124), Friedman (43,124) and Slater (5,175) as a result of the merger.

(4)	Includes debt forgiveness on a loan from the Company to Mr. Bowen. On January 23, 1992, the Company entered into a Loan Agreement with Mr. Bowen under which the Company agreed to lend him $235,000. The loan was satisfied in full and canceled in accordance with its terms on July 1, 1998.

9

Stock Option Grants in Fiscal Year 2001

Name	# Options Granted	% of Total Granted to Employees in 2001	Exercise or Base Price ($/Share)	Expiration Date	At 0% Annual Growth Rate($)	At 5% Annual Growth Rate($)	At 10% Annual Growth Rate($)

Robert S. Bowen	250,000	35.88%	$ 15.875	8/1/10	$ 0	$1,572,500	$3,985,0000

Ronald F. Friedman	—	—	—	—	$ 0	—	—

Elizabeth M. Walter	4,000	0.57%	$19.8125	9/7/10	$ 0	$ 25,160	$ 63,760
	2,500	0.36%	$14.8750	1/16/11	$ 0	$ 15,725	$ 39,850

Alan P. Slater	10,000	1.44%	$19.8125	9/7/10	$ 0	$ 62,900	$ 159,400

John G. Walsh	4,000	0.57%	$19.8125	9/7/10	$ 0	$ 25,160	$ 63,760

OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES 04/01/00 TO 03/31/01

			Number of Unexercised Options/SARs at FY-End		Value of Unexercised Options/SARS at FY-End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert S. Bowen	52,500	$745,762	301,874	417,343	$796,166	$808,395

Ronald F. Friedman	None	—	194,253	87,746	$492,071	$435,105

Elizabeth M. Walter	None	—	7,725	18,050	$ 41,104	$ 61,372

Alan P. Slater	None	—	46,287	52,820	$226,953	$219,918

John G. Walsh	None	—	1,950	7,600	$ 11,026	$ 22,212

(1)	These values are based upon the difference between the exercise prices of all options awarded and the closing price of $11.50 per share for Common Stock at March 31, 2001.

10

PERFORMANCE MEASUREMENT COMPARISON

[CHART]

Comparison of Cumulative Total Return of Company, Peer Group and Broad Market

COMPANY/INDEX/MARKET

	1996	1997	1998	1999	2000	2001
Group 1 Software	100.00	85.00	80.00	85.00	281.11	172.41
Peer Group Index	100.00	56.41	162.41	64.99	150.37	44.08
Nasdaq Market Index	100.00	111.87	169.07	220.94	406.86	167.46

     The chart displayed directly above is presented in response to the requirements of the Securities and Exchange Commission. The industry peer group consisted of Mobius, Inc., Documentum, Inc. and Timberline Software, CP. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph is not intended to forecast or be indicative of future financial performance or performance of the Common Stock.

     The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Securities and Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

Employment Agreements

     Robert S. Bowen. The Company and Mr. Bowen, as Chief Executive Officer of the Company, are party to an amended and restated employment agreement, dated as of July 17, 2000 (the “Bowen Agreement”). The Bowen Agreement expires on April 1, 2004. For the period July 17, 2000 through March 31, 2001, Mr. Bowen’s total base salary was $387,373 (annualized basis). Effective April 1, 2001, his total base salary became $400,000, adjusted annually thereafter by the greater of changes in the area cost of living or the average salary percentage increase for Company employees as part of the annual budget presented to the Board of Directors.

     The Bowen Agreement also includes an annual incentive. For the fiscal year ending March 31, 2001, his bonus was equal to 7-1/2% of the first $1,000,000 of consolidated net income of the Company before taxes with certain adjustments as defined, and 10% of such income in excess of $1,000,000, not to exceed a bonus payment of $800,000. Net operating income as defined in the Bowen Agreement included the consolidated net income of the Company and its affiliates from any source attributable to the Company’s business operations, subject to certain specified deletions but including gain or loss on the sale or other disposition of the Company’s business operations. Specified deletions from net operating income included, among other items, any extraordinary items, any provision for taxes, any bonus payable under the Bowen Agreement, any interest income from the cash investments of the Company and its affiliates relating to the Company’s business operations to the extent the interest income exceeded the interest expenses of the borrowing or financing of the business operations, any charge to income arising from the grant or exercise of any form of compensatory stock rights, including stock options.

     Effective April 1, 2001, his bonus for a fiscal year will be calculated based on the amount that the Company’s consolidated earnings for that year exceed the consolidated earnings of the previous year (“earnings growth”). His bonus will equal 7% of the earnings growth up to $500,000, 10% of the earnings growth from $500,000 to $1,000,000, 14% of the earnings growth beyond $1,000,000 up to $1,500,000, and 17% of the earnings growth above $1,500,000. The total bonus will, however, be capped at $500,000 unless the Compensation Committee determines that special circumstances warrant a greater bonus. Under the Bowen Agreement, Mr. Bowen was granted options to purchase up to 250,000 shares of Common Stock. These options have been issued under the Group 1 1995 Incentive Stock Option Plan. (See Proposal Two of this Proxy Statement.)

     If Mr. Bowen’s employment with the Company during the term of the Bowen Agreement is terminated because of his disability or death, his base salary and bonus will be prorated through the date of termination. If Mr. Bowen terminates his employment with the Company for any reason other than death or disability or he is discharged by the Company for cause, Mr. Bowen will be entitled to his base salary, equitably prorated through the date of termination, and any bonuses earned for any fiscal year prior to the fiscal year in which his termination of employment occurred. If the Company terminates Mr. Bowen’s employment without cause, Mr. Bowen will be entitled to receive his salary, fringe benefits and bonuses through the remaining term of the Bowen Agreement. Upon any termination of Bowen’s employment under the Bowen Agreement, all options held by Bowen to purchase Common Stock will be treated as provided in the instruments or agreements governing such options.

     Ronald F. Friedman. The Company has entered into an agreement dated May 31, 2001, with Mr. Friedman. The agreement expires in the second quarter of fiscal year 2003. It provides for base compensation of $200,000 and a bonus for the fiscal year ending March 31, 2002 based on a percentage of the profitability of operations previously under his direction: at 100% achievement of the profit target, Mr. Friedman would earn $160,000; at profit achievement below that profit target, Mr. Friedman would earn pro-ratedly less until no bonus is earned at achievement below 70% of the profit target. If the profit target is exceeded, Mr. Friedman would earn a progressively greater percentage of the profit beyond target, up to a maximum of 9% of profit exceeding target level. If Mr. Friedman dies, retires or becomes totally and permanently disabled, he would be entitled to receive all earned but unpaid bonuses and any subsequent bonus installments. If Mr. Friedman is terminated for cause or resigns under circumstances which would justify termination for cause, all unpaid base compensation and bonus would be forfeited and no longer be payable.

Bonus Programs for Other Executives

     Each executive officer is entitled to an annual incentive bonus for the fiscal year ended March 31, 2001 to be calculated on the basis of the revenue and profit performance of the Company in the case of Messrs. Miller, Funston, Renehan and Chow; the revenue and profit performance of their respective business units as compared to internal revenue and profit targets in the case of Messrs. Bebee, Forman, Slater and Deming; the revenue performance of their respective business units in the case of Ms. Walter and Mr. Walsh. Mr. Weiss is entitled to an annual bonus for fiscal year ended March 31, 2001 calculated on the basis of the Company’s profit performance as compared with internal profit targets and the achievement of certain other objectives.

Deferred Compensation Arrangements

     The Company has adopted a Deferred Compensation Plan by which certain members of senior management have the option of deferring the receipt of amounts of their annual bonus compensation, if any, and/or their base compensation (the “Deferred Compensation Plan”). The Deferred Compensation Plan is intended by the Company to qualify as an unfunded plan for federal income tax purposes and the Employee Retirement Income Security Act (ERISA). The Deferred Compensation Plan is administered by the Company. The expenses associated with the establishment and administration of the Deferred Compensation Plan are borne by the Company. Any expenses of implementing any investment option selected by a participant, however, are charged against that participant’s account. The portion of compensation that is deferred, is paid into a trust designated solely to administer the Deferred Compensation Program. Currently, Messrs. Bowen and Miller participate in the Deferred Compensation Plan.

Executive Supplementary Benefits

     The Company provides certain of its executive officers with group health insurance and disability insurance policies that are not available to all salaried employees. These supplementary benefits to such executive officers are limited to the cost of the premiums for the coverage. The aggregate cost is less than $25,000 per year for each covered executive officer.

Indemnification Agreements; Directors and Officers Liability Insurance

     Indemnification Agreements. Each current member of the Board of Directors is signatory to an indemnification agreement (the “Indemnification Agreement”) with the Company. Each Indemnification Agreement provides that the Company shall indemnify the director or officer who is a party to the agreement (an “Indemnitee”) if he was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except a derivative proceeding) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at its request in certain capacities for another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company) incurred in connection with such actions, suits or proceedings. The indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the Indemnification Agreement for non-derivative proceedings discussed above, except that indemnification is allowed only to the extent determined to be fair and reasonable by the court.

     The Indemnification Agreement provides that if a director or officer is entitled to indemnification for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, the Company shall nevertheless indemnify him to the extent to which he is entitled. By the terms of the Indemnification Agreement, its benefits are not available for expenses or liabilities paid directly to the Indemnitee under a policy of officers’ and directors’ insurance maintained by the Company or in several other instances such as if a court determines that each material assertion made by the Indemnitee in that proceeding was not made in good faith or was frivolous, or if the claim arises from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or similar successor statute.

     Directors and Officers Liability Insurance. The Company currently maintains a directors and officers liability policy with an aggregate limit of liability of $20,000,000. Deductibles under this policy range from $5,000 per officer or director for each claim to $50,000 in the aggregate for certain covered claims. This policy does not cover, among other matters, dishonest, fraudulent, or criminal behavior.

401(k) Plan

     In January, 1994, the Company adopted the Group 1 Software, Inc. and Subsidiaries 401(k) Retirement Savings Plan and Trust (the “401(k) Plan”). The 401(k) Plan provides for a contribution to be made by the Company and its subsidiaries out of current operating earnings based upon the contributions made by participating employees. All employees of the Company who have been employed for at least three months are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may contribute from 1% to 15% of their compensation from the Company (up to a limit of $10,500 in a calendar year). The Company will make contributions to an employee’s 401(k) Plan account equal to the sum of the following: (i) $.75 for each $1.00 a participant contributes up to 2% of the participant’s compensation, (ii) $.50 for each $1.00 the participant contributes for the next 2% of the participant’s compensation and (iii) $.25 for each $1.00 the participant contributes for the next 2% of the participant’s compensation. Participants are immediately vested 100% in the Company’s contributions and their own contributions, and earnings thereon.

CERTAIN TRANSACTION

     The Company has used the services of GNBC, Inc., of New York, New York to obtain directors and officers liability insurance coverage for the current fiscal year. A description of this coverage is set out above in “Executive Officers and Compensation — Indemnification Agreements; Directors and Officers Liability Insurance.” Richard H. Eisenberg, a Director of the Company, is also President of GNBC, Inc. The Company’s payment for this coverage is $260,000 which includes compensation of $16,850 to GNBC, Inc. for its services. The Company has confirmed that the payments to the carrier and GNBC, Inc., are competitive.

PROPOSAL TWO

Approval of the Amendment to the Company’s 1995 Incentive
Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan
to Increase by 300,000 Shares the Number of Shares Subject to the Plan

     The Board recommends to the stockholders that they approve the proposed amendment to the 1995 Incentive Option Plan, a copy of which is attached hereto as Annex B. The 1995 Incentive Option Plan currently provides for up to 1,500,000 shares of Common Stock for issuance upon the exercise of options and stock appreciation rights granted under that Plan. As of the Record Date, 68,675 shares of Common Stock remained available under the Plan. The 1995 Incentive Option Plan has a term of ten years – extending to September, 2005. At both the Company’s 1999 and 2000 annual meetings, the stockholders each time approved an additional 300,000 shares of Common Stock to be subject to the 1995 Incentive Option Plan. The current level of authorization under the 1995 Incentive Option Plan is expected to be inadequate to deal with future grants under that Plan over the remaining five years of the Plan. Accordingly, the Board of Directors of the Company considers it advisable to increase by 300,000 shares the share authorization under the 1995 Incentive Option Plan. The increased share authorization will afford the ability, if and when appropriate circumstances arise, to issue grants under that Plan suitable, in the determination of the Compensation Committee, which Committee administers the Plan. The following further describes the 1995 Incentive Option Plan.

The 1995 Incentive Option Plan

     The purpose of the 1995 Incentive Option Plan is to advance the growth and development of the Company by affording an opportunity to the officers and other employees (whether full-time or otherwise) of the Company or a subsidiary to purchase in shares of the Company’s stock and/or to receive cash or stock distribution representing increases in the value of the Company’s stock. The acquisition of such stock by such employees and/or the payment of cash distributions to such employees, who contribute to the Company’s success, provide the continuing incentive for them to promote the best interest of the Company and induces them to continue their employment with the Company or a subsidiary. Finally, the 1995 Incentive Option Plan enhances the ability of the Company or a subsidiary to attract competent personnel to enter its employ.

Options Granted to Executive Officers
(as of Record Date) Under 1995 Incentive Option Plan

Name	Number of Options	Exercise Price(s)	Value (7/27/01)
Robert S. Bowen	243,750	$6.67	$2,445,815
	250,000	$15.88	$206,250

Ronald F. Friedman	22,500	$5.33	$255,825
	18,001	$6.00	$192,610
	15,000	$6.67	$150,450
	45,000	$6.92	$440,100

Mark D. Funston	15,000	$5.33	$170,550
	24,750	$8.67	$198,740
	12,500	$10.50	$77,500
	7,000	$19.81	$0

Alan P. Slater	18,750	$5.33	$213,190
	15,000	$6.00	$160,500
	11,250	$6.67	$112,840
	30,000	$6.92	$293,400
	10,000	$19.81	$0

14

Name	Number of Options	Exercise Price(s)	Value (7/27/01)
Stephen R. Bebee	12,000	$5.33	$136,440
	15,000	$6.00	$160,500
	7,500	$6.67	$75,225
	7,500	$6.92	$73,350
	5,000	$19.81	$0

B. Scott Miller	6,000	$5.33	$68,220
	7,500	$6.67	$75,225
	7,500	$6.92	$73,350
	4,000	$19.81	$0

Victor O. Forman	6,000	$5.33	$68,220
	3,000	$19.81	$0

Edward Weiss	6,000	$5.33	$68,220
	3,750	$6.67	$37,600
	4,000	$19.81	$0

Andrew W. Naden	15,000	$14.41	$34,350

Kenneth T. Chow	4,500	$6.17	$47,385
	5,000	$14.44	$11,310
	5,500	$19.81	$0

Elizabeth M. Walter	9,000	$6.00	$96,300
	15,000	$6.17	$157,950
	1,875	$6.67	$18,805
	3,750	$6.83	$37,015
	2,500	$14.88	$4,565
	4,000	$19.81	$0

Jeffrey M. Deming	9,000	$6.00	$96,300
	15,000	$6.17	$157,950
	4,000	$19.81	$0

John C. Renehan	3,750	$6.00	$40,125
	2,475	$6.67	$24,825
	7,000	$10.50	$43,400
	3,000	$19.81	$0

John G. Walsh	4,800	$5.33	$54,575
	3,750	$6.67	$37,615
	4,000	$19.81	$0

TOTAL	956,151

     As of the Record Date, 1,842,400 options to purchase Common Stock had been granted to all Company employees, including current officers who are executive officers. The closing price for the Common Stock was $16.70 per share on the Record Date.

     The following is a brief description of the principal provisions of the 1995 Incentive Option Plan and is qualified in its entirety by the 1995 Incentive Option Plan included herewith as Annex B.

     The 1995 Incentive Option Plan authorizes the grant of incentive stock options (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options (“Non-Qualified Stock Options”), and stock appreciation rights units (“Stock Units”) redeemable at the discretion of the Company for cash or stock or a combination thereof.

Only employees of the Company or employees of the Company’s subsidiaries are eligible for options under the Plan. The Plan reserves currently 1,500,000 shares for issuance upon the exercise of options granted and for issuance upon redemption of Stock Units granted under it. Upon adoption of the proposed amendment, that issuance level would be raised to 1,800,000 shares. No other amendment to the 1995 Incentive Option Plan is proposed in this Proxy Statement.

     Administration and Eligibility. The 1995 Incentive Option Plan is administered by the Company’s Compensation Committee appointed by the Company’s Board of Directors. The 1995 Incentive Option Plan authorizes the grant of options with an exercise price equal to 100% of the fair market value of the shares of Common Stock on the date the options are granted. Only those officers and employees of the Company designated by the Compensation Committee are eligible to participate in the 1995 Incentive Option Plan.

     The 1995 Incentive Option Plan precludes the issuance of ISOs to individuals owning stock possessing more than ten percent of the total combined voting power of all classes of stock in the Company, its subsidiaries, and any parent it may subsequently have. Options to purchase Common Stock are not included in determining whether a person is a ten percent or more stockholder. To the knowledge of the Company, no person otherwise eligible to receive ISOs holds or owns ten percent or more of the total combined voting power of all classes of stock.

     Terms and Conditions of Grants. The Options contain such terms as the Compensation Committee determines including the term and installments, if any, during which the options may be exercised. The 1995 Incentive Option Plan provides that options may be exercised not later than six months after the date of termination of employment except in the event of the termination of employment by the Company for cause, in which event the options will be revoked upon termination of employment. In the event of the termination of employment as a result of the disability of the optionee, however, the options will be exercisable for a period of twelve months following such termination. The options may not be transferred other than by will or the laws of descent and distribution.

     The 1995 Incentive Option Plan permits optionees to pyramid and to surrender to the Company already-owned shares of the Common Stock, valued at the fair market value on the date of exercise, in full or partial payment of the exercise price.

     The 1995 Incentive Option Plan provides for the acceleration of the vesting and redemption of stock units and stock options upon the occurrence of any of the following events and approval of the acceleration by the Compensation Committee: (i) the commencement of a bona fide “tender offer”, other than by the Company, acceptable to the Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended, or any subsequent comparable federal rule or regulation governing tender offers; (ii) a successful tender offer not previously approved by the Board resulting in a change of control of the Board; (iii) the Company’s execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring); (iv) the Company’s adoption of a plan of dissolution or liquidation; or (v) the Company’s execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who were stockholders of the Company immediately prior to such merger or consolidation. The options shall be fully exercisable regardless of whether the tender offer is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which options are granted to holders of outstanding options. If the agreement concerning the sale of substantially all of the Company’s assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the options not exercised prior to a formal determination by the Company’s Board of Directors that the contemplated transaction will not be consummated shall, on and after the date of such determination, be subject to the exercise restrictions set forth in the respective option agreements. Under the accelerated vesting provisions of the 1995 Incentive Option Plan, the Board of Directors cannot prevent accelerated vesting of options upon a triggering event.

     Certain Tax Matters. The following is a summary, and does not purport to be a complete description, of certain federal income tax aspects of the 1995 Incentive Option Plan and transactions thereunder. Furthermore, no information is given with respect to any state, local, or foreign taxes which may be applicable.

     Under the 1995 Incentive Option Plan, an optionee does not recognize any taxable income at the time of the grant of an ISO. Furthermore, in general, the optionee does not recognize income on the exercise of an ISO. However, if the option is exercised by an individual who has terminated his or her employment more than three months prior to the exercise of the ISO, the individual will be taxed on the difference between the fair market value of the stock and the amount paid for the stock. While the exercise of an ISO does not generally result in current taxable income, the same does not hold true for purposes of the Alternative Minimum Tax (“AMT”). Upon the exercise of an ISO, the optionee must recognize for AMT purposes the difference between the exercise price of the option and the fair market value of the stock received.

     An employee who disposes of stock, acquired through the exercise of an ISO, will recognize long-term capital gain equal to the excess of the sale price over the price paid for the stock if such sale does not occur within (A) two years after the option is granted, and (B) one year after the stock is acquired. In this case, the Company will not receive a deduction for compensation expense. If, however, the employee disposes the stock prior to the aforementioned holding periods, then the employee will have ordinary income equal to the lesser of: (i) the difference between the option exercise price and the fair market value of the stock on the date the option was exercised or (ii) the difference between the option exercise price and the fair market value of the stock on the date of sale or exchange. Any additional gain attributed to the sale will be considered capital gain. The amount so recognized as ordinary income to the employee will be deductible to the Company as compensation expense.

     If the exercise of an ISO is made by delivery of shares of Common Stock (acquired pursuant to the 1995 Incentive Option Plan) in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction provided that such shares were not delivered prior to (A) two years after the option had been granted, and (B) one year after the stock had been acquired. If stock is used to exercise an option, but is delivered prior to the expiration of the aforementioned holding periods, the employee will have ordinary income equal to the difference between the fair market value of the stock on the date acquired, and the price paid to exercise the option. In addition, the employee will recognize capital gain income equal to the difference between the fair market value of the stock when acquired, and the fair market value of the newly issued stock received. The Company will be able to take a compensation expense deduction for the amount recognized by the employee as ordinary income.

     With respect to Non-Qualified Stock Options, the optionee does not recognize taxable income, and the Company is not entitled to a deduction, upon the grant of such options. Upon exercise of such options, the optionee recognizes ordinary income in an amount equal to the amount by which the fair market value of each share of Common Stock on the date of exercise exceeds the option price. The amount so recognized as income is deductible by the Company. Upon any subsequent sale of shares by an optionee, the optionee’s basis in the shares purchased for determining gain or loss is the fair market value on the date of exercise, if such shares were acquired for cash. If the exercise of the option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares have the same basis and holding period as the shares exchanged.

     The number of shares received in excess of the number of shares delivered is included in the optionee’s income at the fair market value thereof at the time of exercise. Any gain or loss recognized upon the sale or other disposition of these shares will be capital gain or loss, either long-term or short-term depending upon the holding period of the shares (which begins on the date the optionee recognizes income with respect to such shares, except for the shares deemed to be received in a tax-free transaction as described above).

     Any payment received for the redemption of Stock Units is compensation income to the employee and a compensation deduction to the employer.

     The foregoing is not to be considered as tax advice to any persons who may be optionees, and any such persons are advised to consult their own tax counsel.

Recommendation of the Board of Directors Concerning the Amendment to the 1995 Incentive Option Plan

     AN AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF VOTING SECURITIES PRESENT AND VOTING AT THE MEETING IS REQUIRED FOR APPROVAL. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1995 INCENTIVE OPTION PLAN.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

•	General. PWC has audited the Company’s financial statements for the fiscal years ending March 31, 2001, 2000 and 1999. A representative of PWC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

•	Audit Fees. The aggregate fees billed by PWC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended March 30, 2001 and the reviews of the financial statements included in the Company’s Quarterly Reports on SEC Form 10-Q for that fiscal year were $146,000.

•	Financial Information Systems Design and Implementation Fees. The aggregate fees billed by PWC for financial information systems and implementation for the fiscal year ended March 30, 2001 were $21,000.

•	All Other Fees. The aggregate fees billed by PWC for services rendered for the fiscal year ended March 30, 2001, other than the services described in “Audit Fees“and “Financial Information Systems Design and Implementation Fees”, above, were $114,000. Such services included tax consulting, expatriate tax services, third party reviews, foreign statutory reporting, employee benefit plan audits, government contract training services and accounting research consultation.

SHAREHOLDERS’ PROPOSALS

     If shareholders wish to submit a proposal for inclusion in the Company’s proxy materials for the 2002 Annual Meeting of shareholders, the Company must receive such proposals at its principal executive office at 4200 Parliament Place, Suite 600, Lanham, Maryland 20706-1844, Attention: Edward Weiss, Secretary, no later than May 15, 2002.

     In addition, if shareholders wish to bring a proposal before the 2002 Annual Meeting of shareholders but do not wish to have such proposal included in the Company’s proxy statement for that meeting, the shareholder must give the Company written notice of such proposal(s) at the address set forth in the preceding paragraph, on or before June 28, 2002 in order for such proposal(s) to be considered timely. The persons designated as proxies in connection with the 2001 Annual Meeting will have discretionary voting authority with respect to any shareholder proposal(s) not received timely.

     Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The shareholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

SOLICITATION PROCEDURES

     Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, Internet, telegram and personal interview. Certain holders of record such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owner’s instructions concerning the voting of proxies. The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in regard to the proxy soliciting materials) will be paid by the Company.

MISCELLANEOUS

     Management does not intend to present any other matters at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named as proxies will vote them in accordance with their best judgment.

     Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Securities Exchange Commission.

By Order of the Board of Directors

Edward Weiss
Secretary
Dated: August 7, 2001 # # # # 19

     Annex A

AUDIT COMMITTEE CHARTER

Purpose

     The Audit Committee will assist the Board of Directors in fulfilling its financial oversight responsibilities. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management and external auditors. To effectively perform his or her role, each Audit Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as Group 1‘s business, operations, and risks.

Organization

     The Audit Committee will consist of at least three members, each of whom meet the following qualifications : working familiarity with financial reports and reporting procedures, detailed understanding of Group 1‘s business, operations and risks. One member shall be elected Chairman of the Committee to serve as Committee Chairman at the pleasure of the Board. At least one member shall have accounting or related financial management expertise. The Audit Committee will consist solely of independent members. Independent, in this context, means a person who is not an officer or employee of Group 1 or any of its subsidiaries, and has no relationship with any individual or business which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of an Audit Committee member. The Committee will meet when appropriate, but generally no less than two (2) times per fiscal year.

Roles and Responsibilities

Internal Control:

>>	Evaluate whether management is communicating the importance of internal control and taking appropriate action so that all departments possess an understanding of their roles and responsibilities.

>>	Consider how the external auditors review Group 1‘s computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a system breakdown.

>>	Monitor whether internal control recommendations made by Group 1‘s external auditors have been implemented by management.

>>	Direct Group 1‘s external auditors to keep the Audit Committee informed about financial fraud, illegal financial reporting acts, deficiencies in internal financial control, and other appropriate matters as identified by the Audit Committee.

Financial Reporting

General

>>	Review significant accounting and financial reporting issues brought to its attention by the external auditors, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

>>	Ask management and the internal and external auditors about significant risks and exposures of Group 1‘s business and Group 1's plans to minimize such risks.

A-1

Annual Financial Statements

>>	Review Group 1‘s annual financial statements to determine their completeness and consistency in relation to the information known to Audit Committee members, and with the assistance of the external auditors, assess whether the financial statements reflect appropriate accounting principles.

>>	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

>>	Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of intangible assets, warranty and litigation bad debt reserves and other commitments and contingencies.

>>	Meet with management and the external auditors to review the financial statements and the results of the annual audit.

>>	Consider management’s handling of proposed audit adjustments identified by the external auditors.

>>	Review the MD&A and other sections of the annual report before its release and consider whether the financial information is adequate and consistent with members’ knowledge about Group 1 and its operations.

>>	Direct the external auditors to communicate matters to the Audit Committee which the auditors consider necessary or desirable.

Interim Financial Statements

>>	Be briefed on how management develops and summarizes quarterly financial information and the extent to which the external auditors review quarterly financial information.

>>	Meet with management and with the external auditors, either telephonically or in person, to review the interim financial statements and results of the review. (This may be done by the Committee Chairperson or the entire Committee.)

>>	To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:

•	Actual financial results for the quarter varied significantly from budgeted or projected results;

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in Group 1‘s operations and financing practices;

•	Generally accepted accounting principles have been consistently applied;

•	There are any actual or proposed changes in accounting or financial reporting practices;

•	There are any significant or unusual events or transactions;

•	Group 1’s financial and operating controls are functioning effectively;

•	Group 1 has complied with the terms of loan agreements or security indentures; and

•	The interim financial statements contain adequate and appropriate disclosures.

The Chairman of the Audit Committee may represent the entire Committee for purposes of these reviews.

Compliance with Laws and Regulations

>>	Review the effectiveness of the system for monitoring compliance with financial disclosure and reporting laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

A-2

>>	Periodically obtain updates from management (particularly, the general counsel) regarding such compliance.

>>	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

>>	Review the findings of any examinations financial disclosure and reporting by regulatory agencies such as the Securities and Exchange Commission.

External Audit

>>	Review the external auditors’ proposed audit scope and approach.

>>	Review the performance of the external auditors and recommend to the Board of Directors the continued appointment or the replacement of the external auditors.

>>	Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors’ assertion of their independence in accordance with professional standards.

>>	On an annual basis obtain from Group 1’s independent public accountants written disclosure delineating all relationships between such accountants and Group 1 and its affiliates, including the written disclosure and letter required by Independence Standards Board (ISB) Standard No. 1, as it may be modified or supplemented.

>>	From time to time, as appropriate, actively engage Group 1’s independent public accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors’ appropriate action in response to the outside accountants’ report to satisfy the Audit Committee of the accountants’ independence.

>>	Inform the independent accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

>>	Periodically discuss with the independent accountants out of the presence of management, Group 1’s internal controls, including their recommendations, if any, for improvements in Group 1’s internal controls and the implementation of such recommendations, the fullness and accuracy of the Group 1’s financial statements and certain other matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), as it may be modified.

Reporting Responsibilities

>>	Regularly update the Board of Directors about Audit Committee activities and make appropriate recommendations to the Board that result from these activities.

Other Responsibilities

>>	Meet with the external auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately.

>>	Direct that significant findings and recommendations made by external auditors be on a basis so timely consideration can be made.

>>	Review, with Group 1’s general counsel, any legal matters that could have a significant impact on Group 1’s financial statements.

>>	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

>>	Review the policies and procedures in effect for considering officers’expenses and perquisites.

A-3

>>	Consider the advisability of implementing a code of conduct for all Group 1 employees regarding financial disclosure matters.

>>	Perform other oversight functions as requested by the Board of Directors.

>>	Review and update the charter when appropriate but in no event no less than once every three (3) years; solicit proposed changes from the Board of Directors.

* * * * A-4

     Annex B

GROUP 1 SOFTWARE, INC.
INCENTIVE STOCK OPTION,
NON-QUALIFIED STOCK OPTION AND
STOCK APPRECIATION UNIT PLAN

     Group 1 Software, Inc., a Delaware corporation (f/k/a COMNET Corporation) (hereinafter referred to as the “Company”), adopted and established a non-qualified stock option and stock appreciation incentive unit plan (the “Plan”) for its officers and other key employees (whether full-time or otherwise) effective as of September 12, 1995, the date it was approved by the Company’s shareholders at their annual meeting, and amended by the Company’s shareholders at their annual meeting on September 23, 1999, and at their annual meeting on September 12, 2000 and the Compensation Committee of the Board of Directors effective November 1, 2000.

     The provisions of the Plan are set forth below:

SECTION ONE

DESIGNATION AND PURPOSE OF THE PLAN

     A. Designation. This document is designated the “GROUP 1 SOFTWARE, INC. INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION UNIT PLAN” (hereinafter referred to as the ’Plan”).

     B. Purpose. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to the officers and other employees (whether full-time or otherwise) of the Company or a Subsidiary to invest in shares of the Company’s Stock and/or to receive a cash or Stock distribution representing increases in the value of the Company’s Stock. The acquisition of such Stock by such employees and/or the payment of cash distributions to such employees, who contribute to responsible for the Company’s success, provides a continuing incentive for them to promote the best interests of the Company and induces them to continue their employment with the Company or a Subsidiary. Finally, the Plan will enable the Company or a Subsidiary to attract competent personnel to enter its employ.

SECTION TWO

DEFINITIONS

     The following definitions shall be applicable to the terms used in the Plan:

     A. ’Code“ means the Internal Revenue Code of 1986, as presently in effect or as hereafter amended.

     B. ’Committee“ means the Compensation Committee appointed to administer the Plan pursuant to Section Four.

     C. ’Company“ means COMNET Corporation, a Delaware corporation.

     D. “Eligible Individual” means any officer or other key employee (whether full-time or otherwise) of the Company or a Subsidiary. Options and Stock Units may be granted under the Plan only to such officers and other key employees (whether full-time or otherwise) of the Company or a Subsidiary.

     E. "Incentive Stock Option" shall mean an option granted under this Plan that meets the requirements of Code Section 422.

     F. “Incentive Stock Option Plan” shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Incentive Stock Options as well as those provisions of the Plan which relate to Options generally or to both Options and Stock Units.

     G. ’Non-Qualified Stock Option“ means any options granted under the Plan that are not Incentive Stock Options.

     H. “Non-Qualified Stock Option Plan” shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Non-Qualified Stock Options as well as those provisions of the Plan which relate to Options generally or to both Options and Stock Units.

     I. “Option” shall mean an Incentive Stock Option and a Non-Qualified Stock Option granted under this Plan to purchase authorized but unissued or treasury shares of the Company’s Stock.

     J. “Participant” means any Eligible Individual who is granted an Option or Stock Unit as provided in this Plan, and shall also mean the successor in interest, if any, of a deceased Eligible Individual.

     K. “Plan” shall mean the Group 1 Software Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan as set forth in this document, and as hereafter amended, the provisions of which, unless otherwise designated, form a part of each of the incentive Stock Options Plan, the Non-Qualified Stock Option Plan, and the Stock Appreciation Unit Plan.

     L. “Redemption Date” for a Stock Unit shall be the earlier of (i) the date so designated in the written instrument granting the Stock Unit, which shall in no event be earlier than the first anniversary of the date of grant of the Stock Unit (except as otherwise expressly provided herein) nor later than the tenth anniversary of the date of grant of the Stock Unit; (ii) the date of the death of the Participant to whom the Stock Unit was granted; or (iii) the date which is the first day of the sixth month following the termination of employment of the Participant to whom the Stock Unit was granted if such termination of employment is due to “total disability” of the Participant. If the termination of employment is due to any other cause which the Committee, in its sole discretion, determines should permit a redemption rather than a forfeiture of outstanding vested Stock Units, the redemption rules of Section Twelve A shall apply.

     M. ’Stock“ means the Common Stock of the Company.

     N. “Stock Appreciation Unit Plan” shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Stock Units as well as those provisions of the Plan which relate to both Stock Units and Options.

     O. ’Stock Unit“ means a stock appreciation incentive unit granted to a Participant by the Committee under this Plan.

     P. ’Subsidiary“ shall mean an affiliate controlled by the Company, directly or indirectly, through one or more intermediaries, subject to Section Twelve(A)(vi), below.

     Q. “Vesting Date” for a Stock Unit shall mean the date or dates upon which all or any portion of the Stock Units shall become non-forfeitable in the event of the subsequent total disability or death of the participant or in the event of the termination of employment of the Participant for other causes approved by the Committee.

     R. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine or neuter.

SECTION THREE

STOCK SUBJECT TO STOCK OPTIONS AND STOCK UNITS

     Subject to the adjustment provided in Section Ten, the total number of shares of Stock which may be delivered to all participants upon the exercise of all Options granted under this Plan, shall not exceed 1,500,000 and the total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Shares delivered under this Plan upon the exercise of an Option shall be fully paid and non-assessable. Subject to the adjustment provided in Section Ten, the total number of Stock Units which may be issued by the Committee to all Participants under this Plan shall not exceed 100,000 and the total of such Stock Units may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Such Stock may either be authorized and unissued or treasury stock. Subject to the adjustment provided in Section Ten, the total number of Shares of Stock which may be issued by the Committee in redemption of Stock Units to all Participants under the Plan shall not exceed 75,000 shares and the total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company.

SECTION FOUR

ADMINISTRATION OF THE PLAN

     A. Appointment of Committee. The Board of Directors shall appoint a Compensation Committee (the “Committee”) which shall consist of not less than three (3) members of such Board of Directors, none of whom is, or has been during the one (1) year period prior to his appointment, an Eligible Individual, who shall not be eligible during the period of service on the Committee. In addition, the Board of Directors may designate a member of the Committee to act as Chairman of the Committee. The Board of Directors, in its sole discretion, may at any time, remove any member of the Committee and appoint a director to fill any vacancy on the Committee. No individual may participate as a member of the Committee in the administration of this Plan if he shall have been eligible to receive a grant of an award of any options or stock appreciation rights of the Company or any of its affiliates (as that term is used in SEC Rule 16b-3) under this Plan or any other discretionary plan of the Company or its affiliates (as that term is used in SEC Rule 16b-3) at any time within one year prior to serving on the Committee.

     B. Committee Meetings. The Committee shall hold its meetings at such times and places as are specified by the Committee. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of a quorum present at the meeting duly called by any member of the Committee; provided, however, that any action taken by a written document signed by a majority of the Committee members shall be as effective as actions taken by the Committee at a meeting duly called and held.

     C. Committee Powers. Subject to the terms and provisions of this Plan, the Committee shall have full power and authority to (i) designate the Eligible Individuals to whom Options or Stock Units shall be granted, (ii) determine the number of Options and/or Stock Units to be granted to each Participant, (iii) determine the Redemption Date of any Stock Units and the Vesting Date for any Stock Units, (iv) determine whether a vested Stock Unit shall be redeemed for cash or for Stock or for a combination of cash and Stock, (v) determine the purchase price to be paid for each share of Stock deliverable upon the exercise of any Options, which shall be at least equal to the fair market value of a share of Stock at the time the Option is granted, (vi) determine the period during which an Option may be exercised, which period may not (except as otherwise expressly provided herein commence prior to the first anniversary of the date of grant of the Options nor extend beyond the tenth anniversary of the date of grant of the Options, (vii) establish the provisions of Non-Qualified Options to avoid such Options being deemed to constitute incentive stock options under Section 422 of the Code and regulations thereunder, including but not limited to extending the terms of Non-Qualified Options to a term not to exceed ten years and seven days and (viii) determine any other conditions to which the exercise of an Option shall be subject, including, subject to the provisions of Section Twelve, the effect upon an Option of the termination of employment or death of a Participant. The Committee shall have all rights, powers and authority necessary or appropriate to administer this Plan in accordance with its terms, including, without limitation, the power to make binding interpretations of this Plan and to resolve all questions (whether express or implied) arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee, in its sole discretion, deems necessary or appropriate.

SECTION FIVE

SELECTION OF PARTICIPANTS

     In determining which Eligible Individuals shall be granted Options and/or Stock Units, the Committee shall evaluate, inter alia, (i) the duties and responsibilities of the Eligible Individuals, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform valuable services for the benefit of the Company, and (iv) such other factors as the Committee deems relevant.

SECTION SIX

ISSUANCE OF OPTIONS AND STOCK UNITS

     A. Form of Options and Stock Units. Subject to the provisions of this Plan, each group of Options and/or Stock Units granted to a Participant shall be set forth in a written instrument upon such terms and conditions as the Committee determines. The Redemption Date of any Stock Unit and the Vesting Date of any Stock Unit shall be set forth in such written instrument. Each such instrument shall incorporate the provisions of this Plan by reference.

     B. Date of Grant of Stock Units and Options. The date of grant for a Stock Unit shall be the date on which the Stock Unit instrument was issued to the Participant and for an Option shall be the date such options were granted by the Committee.

     C. Delivery of Shares on Exercise of Option. Except as otherwise expressly provided herein, no Option may be exercised prior to the first anniversary of the date of grant of the Option. Upon exercise of any Option, or any portion thereof, the Committee shall deliver to the Participant such number of shares of Stock as the Participant elects to purchase, as soon as practicable after the Committee receives (i) written notice of such exercise under and pursuant to the terms and conditions of the applicable Option document and (ii) the full purchase price for such shares which shall be paid in cash or shares of stock, or a combination thereof. The Participant shall be entitled to pyramid the shares received upon exercise of Options by simultaneously delivering such shares of stock in payment of the purchase price of shares subject to additional Options; any share delivered in payment of the exercise price must have been held of record by the Optionee for a least six months or such other period as may be required to avoid any adverse effect on the financial position of the Company or a Subsidiary as a result of incurring compensation expense or otherwise. Such shares, which shall be fully paid and non-assessable upon the issuance thereof, shall be represented by a certificate or certificates registered in the name of the Participant and stamped with any appropriate legend.

SECTION SEVEN

VESTING AND REDEMPTION OF STOCK UNITS

     A. Vesting. The amount to be paid in redemption of any Stock Unit as of the Redemption Date of such Stock Unit shall be equal to the percentage of the “Stock Unit Value” of the Stock Unit in which the Participant has a vested interest as of the Redemption Date. The Committee may, in its discretion, issue Stock Units to a participant in which the Participant has an immediate fully vested interest or may impose such vesting requirements, expressed in terms of years of continuous employment with the Company and/or a Subsidiary, as the Committee, in its sole discretion, may determine is appropriate in any given situation.

     B. Stock Unit Value. The “Stock Unit Value” of a Stock Unit shall be determined as of the Redemption Date of the Stock Unit and shall consist of the appreciation, if any, in the value of one share of Stock of the Company, between (i) the value of one share of the Company’s Stock as of the date of grant of the Stock Unit, and (ii) the value of one share of Stock of the Company as of the Redemption Date of such Stock Unit.

     C. Payment of Stock Unit Value. Each Stock Unit granted to a Participant which has become vested shall be redeemed by the Committee on the Redemption Date of such Stock Unit. The “Stock Unit Value” of the Stock Unit shall be paid to the Participant in cash, in Stock or in a combination of cash and Stock as soon as is practicable after the Redemption Date, at the discretion of the Committee. To the extent that payment of the Stock Unit Value is made in shares of Stock, the value of the Company’s Stock as of the Redemption Date shall be used in determining the number of shares of Stock to be received by the Participant. Any shares of stock received by a Participant upon exercise of a Stock Unit shall be non-transferable until a period of at least six months has elapsed since the date of the grant of such Stock Unit.

SECTION EIGHT

NON-TRANSFERABILITY OF OPTIONS AND STOCK UNITS

     Any Option or Stock Unit granted to an Eligible Individual may not be sold, exchanged, assigned, pledged, discounted, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of the Eligible Individual to whom an Option or Stock Unit is issued, such Option or Stock Unit may be exercised only by the Eligible Individual to whom it was issued or his representative. Upon any attempt to so sell, transfer, assign, pledge, discount, hypothecate or otherwise transfer any Option or Stock Unit, or any right there- under, contrary to the provisions hereof, such Option of Stock Unit and all rights thereunder shall immediately become null and void.

SECTION NINE

COMPLIANCE WITH SECURITIES LAWS

     Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon the exercise of an Option or the redemption of a Stock Unit the Committee, in its discre- tion, may require, at the time that a Participant so receives such Stock, that the Participant agrees in writing to acquire any such Stock he may so receive for investment and not for distribution, or to consent to such other agreement as the Committee, in its discretion, may deem to be necessary to comply with the requirements of the Securities Act of 1933 or any applicable state securities laws. A reference to any such agreement shall be inscribed on the Stock certificate(s). Each Option shall be subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

SECTION TEN

CHANGES IN CAPITAL STRUCTURE OF COMPANY

     In the event of the splitting or consolidation of shares of Stock of the Company, the payment of a stock dividend by the Company or a similar transaction, the number of shares of Stock specified in Section Three of this Plan, the number of shares of Stock upon which the value of each outstanding Stock Unit shall be based and the value per share and the number and price per share of shares subject to then outstanding Options shall be proportionately adjusted.

SECTION ELEVEN

REORGANIZATION, DISSOLUTION, LIQUIDATION

CHANGE OF CONTROL OR SIMILAR EVENT

     A. Treatment of Options. In the event of an occurrence of any of the following events and upon approval of the Committee:

          (i) the commencement of a bona fide “tender offer” acceptable to the Company’s Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

          (ii) a successful tender offer not previously approved by the Company’s Board of Directors resulting in a change of control of the Board;

          (iii) the Company’s execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

          (iv) the Company’s adoption of a plan of dissolution or liquidation; or

          (v) the Company’s execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; each Participant shall have the right, immediately following such occurrence, to exercise his or her Option in full to the extent not there- tofore exercised regardless of any provision herein or any provision in the Option contract providing for the deferment of the vesting or exercise thereof.

The Participant shall be entitled to exercise the options regardless of whether the tender offer (described in subsection A(i), directly above), is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which options are granted to the Participant. In the event the agreement concern- ing the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consum- mated by the parties, then the Options not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the exercise restrictions set forth in the Option agreement. In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, all outstanding Options shall pertain to the securities or other property to which a holder of the number of shares of Stock covered by the Option would have been entitled to receive in connection with such event, and in the case of any other event specified herein, each outstanding Option shall remain outstanding and exercisable in accordance with its terms.

     B. Treatment of Stock Units. In the event of an occurrence of any of the following events and upon approval of the Committee:

          (i) the commencement of a bona fide “tender offer” acceptable to the Company’s Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

          (ii) a successful tender offer not previously approved by the Company’s Board of Directors resulting in a change of control of the Board;

          (iii) the Company’s execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

          (iv) the Company’s adoption of a plan of dissolution or liquidation; or

          (v) the Company’s execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; the Redemption Date with respect to all Stock Units theretofore granted hereunder and outstanding at that time shall be the date of such event, regardless of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption thereof.

The Participant shall be entitled to require redemption (the “Redemption Date”) of the Stock Units regardless of whether the tender offer is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which Stock Units are granted to the Participant. In the event the agreement concerning the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the Stock Units not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the vesting restrictions set forth in the Option agreement.

     In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, the Stock Unit Value of any Stock Unit upon the redemption of such Stock Unit shall be determined on the basis of the difference, if any, between (i) the value of a single share of the Company’s Stock as of the date of grant of such Stock Unit, and (ii) the current value, as of the Redemption Date of such Stock Unit, of the shares of stock or other securities into which a single share of the Company’s Stock would have been converted on the date of such reclassification, consolidation, merger, reorganization, sale of assets or other similar event.

SECTION TWELVE

TERMINATION OF EMPLOYMENT

     A. Severance.

          (i) Stock Units — Termination of Employment. In the event that a Participant’s employment with the Company or a Subsidiary terminates for any reason, other than due to his death or “total disability,” any Stock Unit granted to him will be forfeited, whether or not such Stock Unit had been vested, unless the Committee, in its sole discretion, decides to authorize the redemption of the Stock Unit, to the extent then vested. If the Committee so decides to redeem the Stock Unit, it shall be redeemed as of the third business day following the next date on which quarterly and/or annual summary statements of sales and sales earnings of the Company are released for publication on a wire service, in a financial news service, in a newspaper of general publication or are otherwise made publicly available.

          (ii) Stock Units — Total Disability. In the event that a Participant’s employment with the Company or a Subsidiary is terminated due to his incurring a “total disability”, any Stock Units granted to him will be redeemed, to the extent then vested, upon the expiration of six months following the date of termination of employment due to a “total disability”.

          (iii) Options — Termination of Employment. In the event that a Participant’s employment with the Company or a Subsidiary terminates for any reason, other than due to his death or “total disability”, any Option granted to such Participant will expire in accordance with the provisions of the Options document dealing with the effect of a termination of employment. Such provisions must provide for an expiration of the Option not later than six months after the date of such termination. Notwithstanding the foregoing, in the event that the Participant’s employment is terminated for cause any Option granted to him shall be revoked as of the date his employment terminates. Notwithstanding any other provisions of this Plan, no payment under any Stock Unit or issuance of any Stock pursuant to any Option or Stock Unit shall be made and all rights of the Participant who received such Option or Stock Unit (or his designated beneficiary or legal representatives) under this Plan shall be forfeited if, prior to the time of such payment or issuance, the Participant (1) shall be employed without the Company’s or affiliate’s consent by a competitor of, or shall be engaged in any activity in competition with, the Company or an affiliate; (2) divulges without the consent of the Company any secret or confidential information belonging to the Company or an affiliate; (3) has been dishonest or fraudulent in any matter affecting the Company or (4) has committed any act which, in the sole judgment of the Committee, has been substantially detrimental to the interests of the Company. The Company shall give a Participant written notice of the occurrence of any such event (described in the foregoing clauses (1) — (4)) prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in the foregoing clauses (1)-(4) of this Section 11 shall be conclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section in such manner as shall be provided by the Committee.

     Notwithstanding any other provisions of this Plan, if an Optionee terminates his/her employment with the Company due to death, total disability or she/he retires from the Company, then, all of the issued, unexercised and unvested Option(s) granted the Optionee, as of his/her date of termination of employment, shall immediately vest and remain fully vested until such Option(s) expire in accordance with the provisions of the Option(s) document(s). The foregoing acceleration is subject to the following conditions: If, in the case of retirement or total disability, the Optionee nonetheless commences employment and with a competitor of the Company, or an affiliate, provide service to any such competitor (either as an independent contractor, director, consultant, representative or otherwise), or shall invest in any such competitor in excess of five percent (5%) of the issued and outstanding shares of voting securities of such competitor), then the Optionee shall immediately pay to the Company the difference between the gross proceeds received by Optionee from the exercise of the Option(s) that were accelerated pursuant to the previous sentence, less the exercise price for such accelerated Option(s). For the purposes of the foregoing provision, Retirement shall consist of the cessation by the Optionee of gainful employment for pay with the Company at the age of at least sixty-two (62) years with at least five (5) full years of service with the Company or an affiliate, or at least sixty (60) years with at least ten (10) full years of service with the Company or an affiliate, or fifty-five (55) years with at least fifteen (15) full years of service with the Company or an affiliate.

          (iv) Options – Total Disability. In the event that a Participant’s employment with the Company or a Subsidiary is terminated due to his incurring a “total disability,” any Option granted to such Participant will expire twelve months after the date of such termination.

          (v) Definition of “Total Disability”. For purposes of this Section Twelve, a Participant is totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          (vi) Definition of “Subsidiary”. For purposes of this Section Twelve, a Participant’s employer shall continue to be deemed a Subsidiary notwithstanding that such entity is no longer directly or indirectly controlled by the Company and therefore no longer a Subsidiary, provided that the Participant’s employer was a Subsidiary at the time the Options or Stock Units were granted to such Participant.

     B. Death. If a Participant dies while in the employ of the Company or a Subsidiary, his vested Stock Units will be redeemed as soon as is practicable after his death and the proceeds of such redemption shall be paid over to the executor or administrator of the estate of the Participant or to the person to whom the Stock Units shall pass by will or by the laws of descent and distribution. If a Participant dies while in the employ of the Company or a Subsidiary, any Option may provide that it can be exercisable not later than six months after his death by the executor or administrator of the estate of the Participant or by the person to whom the Option shall pass by will or by the laws of descent and distribution, but only to the extent the Participant was entitled to exercise the Options as of the date of his death.

SECTION THIRTEEN

PARTICIPANT’S RIGHTS AS A HOLDER OF SHARES

     A Participant has no rights as a stockholder with respect to any shares of Stock paid in redemption of any Stock Units or acquired pursuant to the exercise of an Option until the date a certificate is issued to him for such shares. Except as otherwise provided in Section Ten of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

SECTION FOURTEEN

AMENDMENTS TO THE PLAN

     The Board of Directors of the Company may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of Participants under Options or Stock Units granted prior thereto; and (ii) any amendment which increases the total number of Options, Stock Units or shares of Stock covered by this Plan, changes the definition of Eligible Individual, changes the criteria for becoming a member of the Compensation Committee or any other material change to this Plan shall be subject to obtaining the approval thereof by the Company’s stockholders. Notwithstanding the foregoing, this Plan shall not be amended more than once every six months, other than to comport with changes in the, the Code, the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder.

SECTION FIFTEEN

EFFECTIVE AND EXPIRATION DATES OF THE PLAN

     This Plan shall be effective on September 12, 1995, after approval of it by the Company’s shareholders. No Option shall be granted after September 10, 2005.

SECTION SIXTEEN

INCENTIVE STOCK OPTIONS PROVISIONS

     The provisions of this Section Sixteen shall apply only to Incentive Stock Options.

     A. Over Ten-Percent Shareholders. Incentive Stock Options shall not be issued to individuals then owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.

     B. Limit. Incentive Stock Options shall not be granted which will cause the aggregate fair market value (determined at the time each Option is granted) of the Stock for which options are granted to any Eligible Individual under all incentive stock option plans of the Company during the calendar year to exceed $100,000 plus the "unused limit carry-over" referred to in Section 422(b)(8) of the Internal Revenue Code of 1954.

# # # #

GROUP 1 SOFTWARE, INC.
4200 Parliament Place, Suite 600
Lanham, Maryland 20706-1844
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GROUP 1 SOFTWARE, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 25, 2001

     The undersigned hereby appoints Edward Weiss and Mark D. Funston, as true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Stockholders of Group 1 Software, Inc. (the “Company”) to be held on Thursday, September 25, 2001, at 10:30 AM at Prudential Securities, One Liberty Plaza, New York, New York 10292, and at any adjournment or postponement thereof (the “Annual Meeting”), with respect to all shares of Common Stock and 6% Preferred Stock of the Company which the undersigned would possess if personally present, on the following matters.

(Continued and to be signed on reverse side)

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders GROUP 1 SOFTWARE, INC.

September 25, 2001

Please Detach and Mail in the Envelope Provided

|X|	Please mark your vote as in this example.

(1)	Election of Directors.
Election of the nominees listed at right to the Company’s Board of Directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list at right.)

FOR all Nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
|_|	|_|	Nominees:	Mr. James V. Manning Mr. Richard H. Eisenberg Mr. Bruce J. Spohler	(2)	To consider and act upon a proposal to amend the Company’s 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan to increase by 300,000 shares the number of shares subject to stock options which may be granted under the Plan; and	|_|	|_|	|_|

				(3)	Other Matters: Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, including discretionary authority to consider and vote upon procedural matters and any adjournment or postponement of the meeting.

				There is no assurance that any of the Company’s nominees will serve as directors if any other nominees are elected to the Board.

				THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE INDIVIDUALS NAMED IN PROPOSAL ONE AND FOR EACH OF PROPOSALS TWO AND THREE.

				In their discretion, the appointed proxies may also vote upon any other matters which the persons making the solicitation do not know, a reasonable time before the solicitation and that properly come before the Annual Meeting or any adjournment or postponement thereof, including the election of any person to any office for which a nominee is named in the proxy statement and such nominee is unable to serve for good cause.

				The undersigned hereby ratifies and confirms that the aforesaid attorneys and proxies may do hereunder.

(Signature of Stockholder) ________ Dated: ___, 2001 (Signature of Stockholder) ________ Dated: ___, 2001

NOTE:	Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. The above-signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated August 7, 2001 and the Company’s Annual Report for the fiscal year ended March 31, 2001 furnished herewith. TO INSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

ANNUAL MEETING OF STOCKHOLDERS of

GROUP 1 SOFTWARE, INC.

September 25, 2001

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided

|X|	Please mark your vote as in this example.

(1)	Election of Directors.
Election of the nominees listed at right to the Company’s Board of Directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list at right.)

FOR all Nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
|_|	|_|	Nominees:	Mr. James V. Manning Mr. Richard H. Eisenberg Mr. Bruce J. Spohler	(2)	To consider and act upon a proposal to amend the Company’s 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan to increase by 300,000 shares the number of shares subject to stock options which may be granted under the Plan; and	|_|	|_|	|_|

				(3)	Other Matters: Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, including discretionary authority to consider and vote upon procedural matters and any adjournment or postponement of the meeting.

				There is no assurance that any of the Company’s nominees will serve as directors if any other nominees are elected to the Board.

				THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE INDIVIDUALS NAMED IN PROPOSAL ONE AND FOR EACH OF PROPOSALS TWO AND THREE.

				In their discretion, the appointed proxies may also vote upon any other matters which the persons making the solicitation do not know, a reasonable time before the solicitation and that properly come before the Annual Meeting or any adjournment or postponement thereof, including the election of any person to any office for which a nominee is named in the proxy statement and such nominee is unable to serve for good cause.

				The undersigned hereby ratifies and confirms that the aforesaid attorneys and proxies may do hereunder.

(Signature of Stockholder) ________ Dated: ___, 2001 (Signature of Stockholder) ________ Dated: ___, 2001

NOTE:	Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. The above-signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated August 7, 2001 and the Company’s Annual Report for the fiscal year ended March 31, 2001 furnished herewith. TO INSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.